UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

GCT Semiconductor Holding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41013	86-2171699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2290 North 1st Street, Suite 201 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 434-6040

Concord Acquisition Corp III

477 Madison Avenue, 22nd Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GCTS	NYSE
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	GCTSW	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2024, GCT Semiconductor Holding, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a related Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, in its sole discretion, to sell to B. Riley Principal Capital II up to $50,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock by the Company to B. Riley Principal Capital II pursuant to the Purchase Agreement, and the timing of any such sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement, including that a registration statement is declared effective by the Securities and Exchange Commission that registers under the Securities Act of 1933, as amended, the resale by B. Riley Principal Capital II of shares of Common Stock issued to it by the Company under the Purchase Agreement, the Company will have the right, over a period of up to 24 months thereafter, to direct B. Riley Principal Capital II to purchase a specified number of shares of Common Stock, not to exceed certain limitations as set forth in the Purchase Agreement, by timely delivering an irrevocable written notice to B. Riley Principal Capital II on any trading day, subject to the conditions set forth in the Purchase Agreement. The per share purchase price that B. Riley Principal Capital II is required to pay for shares of Common Stock in a purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock, calculated in accordance with the Purchase Agreement. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety. The securities that have been or may be issued under the Purchase Agreement are being offered and sold by the Company in a transaction exempt from registration under Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. B. Riley Principal Capital II represented to the Company in the Purchase Agreement that it is an “accredited investor,” as defined in Regulation D, and is acquiring the securities under the Purchase Agreement for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public distribution thereof in violation of the Securities Act or any applicable state securities or “Blue Sky” laws. Accordingly, the offer and sale by the Company of the securities that have been or may be issued to B. Riley Principal Capital II under the Purchase Agreement is not being registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC
10.2	Registration Rights Agreement, dated April 23, 2024 by and between GCT Semiconductor Holding, Inc. and B. Riley Principal Capital II, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCT SEMICONDUCTOR HOLDING, INC.

April 24, 2024	By:	/s/ Edmond Cheng
	Name:	Edmond Cheng
	Title:	Chief Financial Officer